RDD PHARMA LTD.
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

EXHIBIT 99.2

RDD PHARMA LTD.
UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
AS OF MARCH 31, 2020

RDD PHARMA LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2020	2019
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$93	$28
Prepaid expense and other receivable	12	46
TOTAL CURRENT ASSETS	105	74

NON-CURRENT ASSETS:
Property and equipment, net	41	43
TOTAL ASSETS	$146	$117

Liabilities net of capital deficiency
CURRENT LIABILITIES
Accounts payable:
Trade	$158	$217
Other	1,169	610
Preferred stock option liability	312	—

TOTAL CURRENT LIABILITIES	1,639	827
NON-CURRENT LIABILITIES
Warrants liabilities	—	505
Liability for employees rights upon retirement	36	36
TOTAL NON-CURRENT LIABILITIES	36	541
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES	1,675	1,368

REDEEMABLE CONVERTIBLE PREFERRED SHARES	400	26,437

CAPITAL DEFICIENCY
Ordinary shares, par value NIS 1 per share, 349,166 and 6,152 shares authorized; 325,496 and 489 shares issued and outstanding at March 31, 2020 and December 31, 2019	326	*
Additional paid-in capital	26,501	—
Accumulated deficit	(28,756)	(27,688)
TOTAL CAPITAL DEFICIENCY	(1,929)	(27,688)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY	$146	$117
* Represents an amount of less than $1 thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development expenses, net	$344	$424
General and administrative expenses	780	180
OPERATING LOSS	1,124	604
FINANCIAL EXPENSES (INCOME), NET	(56)	6
NET LOSS	$1,068	$610

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY
(Unaudited)

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total
	Number of Shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2019	489	$ *	447	$(15,672)	$(15,225)
CHANGES IN THE THREE-MONTH PERIOD ENDED MARCH 31, 2019:
Share-based compensation	—	—	4	—	4
Net loss	—	—	—	(610)	(610)
BALANCE AT MARCH 31, 2019	489	*	451	(16,282)	(15,831)

BALANCE AT JANUARY 1, 2020	489	*	—	(27,688)	(27,688)
CHANGES IN THE THREE-MONTH PERIOD ENDED MARCH 31, 2020:
Conversion of preferred shares and warrant liabilities to ordinary shares	325,007	326	26,602	—	26,928
Compensation to shareholder, net, refer to Note 6	—	—	(113)	—	(113)
Share-based compensation	—	—	12	—	12
Net loss	—	—	—	(1,068)	(1,068)
BALANCE AT MARCH 31, 2020	325,496	$326	$26,501	$(28,756)	$(1,929)

* Represents an amount of less than $1thousand

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RDD PHARMA LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2020	2019
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,068)	$(610)
Adjustments required to reconcile net loss to net cash used in operating activities:
Share-based compensation	247	4
Change in fair value of warrants liability	(14)	—
Change in fair value of preferred stock option liability	(41)	—
Depreciation	2	2

Changes in operating assets and liabilities:
Decrease in prepaid expense and other receivables	34	1
Increase in trade payables	(59)	(3)
Increase (decrease) in accounts payable - other	559	(35)
Net cash used in operating activities	(340)	(641)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debt	200	—
Proceeds from issuance of redeemable convertible preferred shares	200	—
Proceeds from issuance of stock options	5	—
Net cash provided by financing activities	405	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	65	(641)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	28	2,375
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$93	$1,734

SUPPLMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
Conversion of convertible debt to redeemable convertible preferred shares	$200	$—
Conversion of redeemable convertible preferred shares to ordinary shares	$26,928	$—
Compensation to shareholder, net	$113	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS:

a.	RDD Pharma Ltd. (hereinafter - the “Company”) commenced operations on March 1, 2008.

b.	The Company is engaged in the medical field, developing treatments for ano-rectal diseases.

c.
In February 2013, the Company established a wholly owned subsidiary in Delaware, United States, named RDD Pharma Inc. (“RDD Inc.”), which started its business activities in April 2017. In July 2015, the Company established a wholly owned subsidiary in the United Kingdom, named RDD Pharma Ltd. UK (“RDD UK”). As of March 31, 2020, RDD UK has not yet started any business activities.

d.
On October 7, 2019, the Company entered into a merger agreement, as amended on December 17, 2019, with 9 Meters Biopharma, Inc. (formerly Innovate Biopharmaceuticals, Inc.) (“9 Meters Biopharma”), a publicly traded company (the “Merger Agreement”). Upon the completion of the merger on April 30, 2020 (the “Merger”), the Company is a wholly-owned subsidiary of 9 Meters Biopharma (Nasdaq: NMTR), refer also to note 3a(1) and 10a.

e.	Liquidity

The Company has suffered recurring losses from operations and has a net capital deficiency and cash outflows from operating activities. Although the Company completed the Merger with Innovate Biopharmaceuticals in April 2020, further described in note 3a(1) and 10a, the Company expects to continue incurring losses and negative cash flows from operations until its products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with the Company’s current cash position, the Company does not have sufficient cash to meet its liquidity requirements for the following 12 months. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Management’s plans are to raise additional funding from existing and new shareholders and to rely on funding from 9 Meters Biopharma (the “Parent Company” since April 30, 2020, refer also to note 10a), until profitable results are achieved. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail, or cease operations.

f.
The management of the Company continues to monitor the evolving situation with COVID-19, also known as coronavirus, which could directly or indirectly impact the Company's operations. It is still too early to assess the full impact of the coronavirus outbreak, and the extent to which the coronavirus impacts the Company operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally could materially and adversely impact the Company operations and workforce, including the Company research and development, and the Company's ability to raise capital, each of which in turn could have a material adverse impact on the Company's business, financial condition, and results of operation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied on a consistent basis are as follows:

7

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

a.	Basis of preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to state fairly the financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated. Interim results are not necessarily indicative of results for the full fiscal year. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP.

The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company’s Annual Report for the year ended December 31, 2019. The comparative balance sheet at December 31, 2019 has been derived from the audited financial statements at that date.

b.	Principles of consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for redeemable convertible preferred shares.

d.	Financial instruments

When the Company issues preferred shares, it considers the provisions of Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity.

As of March 31, 2020 and December 31, 2019, the Company adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a deemed liquidation event has become probable.

When the Company issues other freestanding instruments, the Company first analyzes the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-10 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the Statements of Operations in each period. Refer also to notes 4 and 5.

8

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

e. Share-based compensation

The Company recognizes share-based compensation expense based on the grant-date fair value of the awards. Share-based compensation expense is generally recognized on a straight-line basis over the requisite service period for awards expected to vest.

Share-based compensation expense includes an estimate, which is made at the time of grant, of the number of awards that are expected to be forfeited. This estimate is revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Under the Black-Scholes option-pricing model, fair value is calculated based on assumptions with respect to:

•	Expected dividend yield. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.

•
Expected stock-price volatility. Due to limited trading history as a public company, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term. In evaluating comparable companies, the Company considers factors such as industry, stage of life cycle, financial leverage, size, and risk profile.

•
Risk-free interest rate. The risk-free interest rate is based on the United States (“U.S.”) Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.

•
Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. Due to limited history of stock option exercises, the Company estimates the expected term of employee stock options based on the simplified method, which calculates the expected term as the average of the time-to-vesting and the contractual life of the options. Pursuant to Accounting Standards Update (“ASU”)-2018-07 Improvements to Nonemployee Share-Based Payment Accounting, the Company has elected to use the contractual life of the option as the expected term for non-employee options. The Company also elected to use the contract life of the option as the expected term for the Preferred Options, refer to note 2f and note 5.

f.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value. The fair value of the options exercisable for redeemable convertible preferred shares of NIS 1.00 par value each (the “Preferred Options”), refer also to note 5, was computed using a probability-weighted expected return model that also utilized the Black-Scholes option-pricing model.

9

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded):

The following table summarizes the significant valuation inputs into the Black-Scholes option-pricing model for the liability associated with the Preferred Options:

	March 31, 2020	January 26, 2020
Expected dividend yield	0.0%	0.0%
Discount rate	0.4%	1.5%
Expected stock option volatility	72.5 - 83.6%	71.0 - 83.6%
Risk-free interest rate	0.4%	1.5%
Expected term (years)	5	5

The carrying amount of the cash and cash equivalents, accounts payable, and other liabilities approximates their fair value.

g.	Newly issued accounting pronouncements:

1) Accounting Pronouncements Adopted

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This standard no longer requires public companies to disclose transfers between Level 1 and 2 of the fair value hierarchy and adds additional disclosure requirements about the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The Company adopted this guidance effective January 1, 2020, and the adoption of ASU 2018-13 did not have a material impact on the Company’s financial statements.

2) Accounting Pronouncements being Evaluated

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 amends the accounting for income taxes by removing certain exceptions to the general principles in Income Taxes (“Topic 740”) and improves consistent application of other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020. Early adoption is permitted and the Company is currently evaluating the impact this standard will have on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 supersedes existing guidance in Leases (Topic 840). The revised standard requires lessees to recognize the assets and liabilities arising from leases with lease terms greater than twelve months on the balance sheet, including those currently classified as operating leases, and to disclose key information about leasing arrangements. Lessees will be required to recognize a lease liability and a right-of-use asset on their balance sheets, while lessor accounting will remain largely unchanged. The guidance is effective for annual periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

10

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 - COMMITMENTS AND CONTINGENCIES:

a.	Mergers and acquisitions

1)
On October 7, 2019, the Company entered into a Merger Agreement, as amended on December 17, 2019, with 9 Meters Biopharma (formerly, Innovate Biopharmaceuticals, Inc.). Following consummation of the Merger, the Company’s stockholders owned, on a fully diluted basis, approximately 38% of 9 Meters Biopharma’s shares. The exact percentage and the closing of the merger was subject to financing and several conditions, as mentioned in the Merger Agreement. The Merger was completed on April 30, 2020, refer to note 10a. The Merger Agreement is considered a deemed liquidation event under the Company’s articles of association.

2)
On November 13, 2019, the Company entered into a Non-Binding Letter (the “Non-Binding Letter”) of intent to acquire Naia Rare Diseases (“Naia”), for an amount of $4.85 million, combined of cash and shares and additional milestone payments as determined in the Non-Binding Letter. On April 30, 2020, 9 Meters Biopharma entered into a merger agreement with Naia, whereby Naia is surviving as a wholly owned subsidiary of 9 Meters Biopharma (the “Naia Merger”).

NOTE 4 - FINANCIAL LIABILITIES:

a.	Warrants for preferred shares:

1)
In July 2012, the Company entered into a Series A Preferred Share Purchase Agreement (the “2012 SPA”). As part of the 2012 SPA, the Company issued warrants for Series A Preferred shares (the “Preferred A warrants”) to a new investor (hereinafter - the “Investor”).

During February 2020, as part of the Internal Financing (refer to note 6), the Preferred A warrants were canceled, and the associated warrant liability of $14 thousand was extinguished and recorded as a gain on cancellation of warrants as part of financial (income) expense in the accompanying condensed consolidated statements of operations, refer to note 6.

2)	In 2017, as part of the 2017 SPA, the Company issued warrants for Series B-1 preferred shares (the “Preferred B-1 Warrants”).

During February 2020, the Preferred B-1 Warrants were converted into redeemable convertible preferred shares, and the associated warrant liability of $491 thousand was reclassified to redeemable convertible preferred shares. These preferred shares were subsequently converted to ordinary shares as part of the Internal Financing, refer to note 6.

b.
During January 2020, the Company entered into a convertible debt agreement (the “Convertible Note”) with a principal amount of $200 thousand. Under the terms of the Convertible Note, the outstanding principal balance and a nominal amount of accrued but unpaid interest were converted to New Preferred Shares during February 2020, refer to note 6.

11

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - FINANCIAL LIABILITIES (concluded):

The Company’s financial instruments measured in fair value and classified as Level 3

The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares classified as Level 3:

	Warrants liabilities
	Three Months Ended March 31,
	2020	2019

Balance at beginning of period	$505	$653
Cancellation of warrants	(14)	—
Conversion of warrants to B-1 preferred shares	(491)	—
Balance at end of period	$—	$653

The table below sets forth a summary of the changes in the fair value of the preferred stock option liability classified as Level 3:

	Preferred stock option liability
	Three Months Ended March 31,
	2020	2019
Balance at beginning of period	$—	$—
Issuance of the Preferred Options	544	—
Change in fair value of preferred stock option liability	(232)	—
Balance at end of period	$312	$—

b.	As of March 31, 2020 and December 31, 2019, the fair value of all financial assets and liabilities approximate their carrying amounts.

NOTE 5 - SHARE CAPITAL:

a.	The share capital as of March 31, 2020 and December 31, 2019, are composed as follows:

	Number of shares		Amount
	Authorized	Issued	Authorized	Issued
Ordinary shares NIS 1 par value	349,166	325,496	$6,152	$489

On February 3, 2020, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation to consolidate its share capital on a 100:1 basis, whereby each 100 shares of the Company with NIS 0.01 par value have been consolidated into one share with NIS 1.00 par value (the “Share Consolidation”).

All related shares and per-share data have been retroactively applied since 2019 to the consolidated financial statements and their related notes for all periods presented, refer to note 6.

12

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 - SHARE CAPITAL (concluded):

b.	Share-based compensation:

In January 2020, the Company granted to the Chairman of the Board of Directors, CEO, and certain of its shareholders Preferred Options exercisable to redeemable convertible New Preferred Shares of 1.00 NIS par value each (the “Preferred Options”). The Company granted 644,811 Preferred Options with an exercise price of $1.00 per share, and 109,878 Preferred Options with an exercise price of NIS 0.01 per share. All Preferred Options were fully vested upon their grant, and remain exercisable for a period of five years or until an M&A transaction as defined in the minutes of the meeting of the shareholders of the Company. The fair value of the Preferred Options granted was $544 thousand. The fair value of the Preferred Options was computed using a probability-weighted, expected return model that also utilized the Black-Scholes option-pricing model, and was recorded as a liability, see note 4c.

The following table illustrates the effect of share-based compensation on the statements of operations:

	Three months ended March 31,
	2020	2019
	U.S. dollars in thousands
Research and development expenses	$17	$2
General and administrative expenses	230	2
	$247	$4

NOTE 6 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	On February 3, 2020, the Company closed a financing round with certain of its shareholders, whereby $400 thousand were invested in the Company (the “Internal Financing”).

In the framework of the Internal Financing, all existing share capital of the Company has been converted into ordinary shares, NIS 0.01 par value each, and the Company has consolidated its share capital on a 100:1 basis, whereby each 100 shares of the Company with NIS 0.01 par value have been consolidated into one share with NIS 1.00 par value.

The investors in the Internal Financing have been issued preferred shares NIS 1.00 par value each (the “New Preferred Shares”), and the Articles of Association of the Company have been amended such that in any sale or merger of the Company, if the proceeds to the Company or its security holders are less than $40 million, then only holders of New Preferred Shares will participate in the distribution of such proceeds, refer to note 5a.

In respect to compensation for the waiver of their ordinary share rights, the Company issued to a certain shareholder 109,878 Preferred Options with an initial fair value of $113 thousand, refer to note 5b.

The Company analyzed the classification of the New Preferred Shares based, among others, on the redemption obligation in the Internal Financing. Based on ASC 480-10-S99-3A(f) Distinguishing Liabilities from Equity, the Company determined that since the redemption obligation is outside of its control, the New Preferred Shares are considered as contingently redeemable upon the occurrence of an event that is outside of its control, and should be classified as mezzanine equity. The difference between the carrying value of the New Preferred Shares and the contingently redeemable amount as of March 31, 2020, was immaterial and, as such, the carrying value was not adjusted.

The rights, preferences, and privileges with respect to the New Preferred Shares are stipulated in the Company’s amended and restated articles of association and a summary of the significant provisions are as follows:

i.
Right of First Refusal: Until an initial public offering (“IPO”) (as defined in the Company’s articles), each shareholder of New Preferred Shares have a right of first refusal with respect to a transfer, sale, assign, or otherwise of all or any of the shares or other securities of the Company by any shareholder with certain specified exceptions.

13

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (concluded):

Liquidation Preference: In the event of any liquidation or deemed liquidation, the assets shall be distributed (“Distributable Proceeds”) among the shareholders as follows:

i.
If the Distributable Proceeds are more than $40 million, then each holder of New Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents, or, if applicable, securities) for each New Preferred Share held by holder equal to (i) one-time (1x) the applicable Original Issue Price ($0.29815) of such preferred share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the applicable Original Issue Price for such New Preferred Share, accrued daily and compounded annually from the date of the issuance of such New Preferred Share up to the date of distribution; plus (iii) an amount equal to the declared but unpaid dividends on such New Preferred Share. Such distribution among the holders of New Preferred Shares shall be made in proportion to the aggregate respective preference amounts of the New Preferred Shares owned by each such shareholder on a pari passu basis.

Thereafter, all remaining assets, if any, shall be distributed pro rata among all of the Company’s shareholders based on their holdings of the Company’s issued share capital, calculated on an as-converted to Ordinary Shares basis.

ii.
In the event that the Distributable Proceeds are, in the aggregate, valued in an amount less than (or equal to) $40 million (and the value thereof shall be determined in accordance with the provisions of these Articles), then each holder of New Preferred Shares shall be entitled to receive an amount (in cash, cash equivalents, or, if applicable, securities), on a pari passu basis among all holders of New Preferred Shares, equal to such holder’s pro-rata share (calculated by dividing the New Preferred Shares held by such holder, by the aggregate New Preferred Shares held by all holders of New Preferred Shares) multiplied by the Distributable Proceeds.

iii.
Protective provisions: Certain shareholders will have certain protective provisions with regard to inter alia, the amendment of the Articles of Association of the Company, the recapitalization of its shares, effecting a liquidation event, declaring dividends, or performing a merger or IPO.

iv.
Conversion and conversion price adjustment: Each holder of New Preferred Shares has the right to convert any or all of its shares into Ordinary Shares at any time, at the conversion rate applicable at the time of conversion, without the payment of additional consideration by such holder. The conversion price of a New Preferred Share upon the issuance thereof is the Original Issue Price thereof, and thereafter, the respective conversion price and consequent conversion rate of any New Preferred Share is subject to adjustment from time to time.

v.
Automatic conversion: The New Preferred Shares shall automatically be converted into Ordinary Shares, at the then-applicable conversion rate with respect to the New Preferred Shares, upon the earlier of: (i) the election of the holders of the majority of the New Preferred Shares, or (ii) upon the closing of a firm commitment, underwritten public offering of the Company’s Ordinary Shares with a Company valuation of at least $75 million, resulting in aggregate proceeds to the Company (net of the underwriting discounts or commissions and offering expenses) of not less than $20 million. Upon conversion as specified above, all outstanding New Preferred Shares shall be deemed to have been converted into Ordinary Shares and all additional rights, privileges, and obligations attached to such shares (i.e., all such rights in excess to the rights attached to Ordinary Shares) shall be abolished.

vii.
Voting rights: Each of the Ordinary Shares shall entitle the holder thereof to one vote for each Ordinary Share. Each of the New Preferred Shares shall entitle the holder thereof to a number of votes equal to the number of Ordinary Shares then issuable upon its conversion into Ordinary Shares. With respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Company’s Articles, and shall be entitled to vote, with respect to any question upon which holders of shares in the Company have the right to vote. The holders of the Shares shall not vote as separate classes on any matter except where required by law or by the provisions of these Articles.

14

RDD PHARMA LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 - TAXES ON INCOME:

The Company and its subsidiary are taxed under the domestic tax laws of the jurisdiction of incorporation of each entity (U.S. and Israel).

As of March 31, 2020, the Company continues to maintain a full valuation allowance against deferred tax assets for all jurisdictions since the realization of any future benefit from these net operating losses cannot be sufficiently assured at March 31, 2020.

NOTE 8 - RELATED PARTIES - TRANSACTIONS AND BALANCES:

Related parties include the Chairman of the Board, the Board members, and the CEO of the Company.

	March 31,
	2020	2019
	U.S. dollars in thousands

a. Transactions with related parties:
Payroll and related expenses	$75	$122
Share-based compensation expense	126	4
Professional services expenses	30	10
	231	136
b. Balances with related parties:
Accrued expenses	$50	$—

NOTE 9 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

    Balance Sheet

Other accounts payable consisted of the following:

	March 31, 2020	December 31, 2019
Employees and employee institutions	$112	$108
Accrued legal and professional fees	821	474
Accrued other	236	28
Total	$1,169	$610

NOTE 10 - SUBSEQUENT EVENTS:

The Company has evaluated subsequent events through June 12, 2020.

a.
On April 30, 2020, the merger transaction with 9 Meters Biopharma (formerly Innovate Biopharmaceuticals) was completed. Following completion of the Merger, the Company is a wholly owned subsidiary of 9 Meters Biopharma, Inc. The holders of the New Preferred Shares of the Company prior to the Merger have received approximately 38.8 million shares of Common Stock of 9 Meters Biopharma, in consideration for all the securities of the Company, which have been transferred to 9 Meters Biopharma in the Merger. Immediately following the Merger, the holders of the New Preferred Shares of the Company hold approximately 38% of 9 Meters Biopharma.

b.
On April 30, 2020, 9 Meters Biopharma entered into a merger agreement with Naia Rare Diseases, Inc. (“Naia”), whereby Naia is surviving as a wholly-owned subsidiary of 9 Meters Biopharma. The merger with Naia closed on May 6, 2020.

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